UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2022
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190

(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2022, Exelon Corporation (Exelon) announced the following management changes.

•	Calvin Butler is appointed to the role of President and Chief Operating Officer of Exelon effective immediately, and Christopher Crane continues to serve as Chief Executive Officer of Exelon. Mr. Butler, age 53, has been Senior Executive Vice President and Chief Operating Officer of Exelon since October 29, 2021. He previously served as Chief Executive Officer of Exelon Utilities from December 2, 2019, until October 29, 2021, and also held the role of interim Chief Executive Officer of Exelon subsidiary Commonwealth Edison Company (ComEd) from October 1, 2021, until November 15, 2021. He served as Chief Executive Officer of Baltimore Gas and Electric Company, a subsidiary of Exelon, from 2014 to 2019.
•	Jeanne Jones is appointed to the position of Executive Vice President and Chief Financial Officer effective immediately. Ms. Jones, age 43, has been Exelon’s Senior Vice President, Corporate Finance, since November 8, 2021, and previously served as Senior Vice President, Chief Financial Officer and Treasurer of ComEd since June 11, 2018, and as Vice President, Nuclear Finance of Exelon Generation Company, LLC from October 2014 until 2018.
•	Joseph Nigro, Senior Executive Vice President and Chief Financial Officer, will cease serving as Exelon’s principal financial officer and will assume the position of Senior Advisor to the Exelon Chief Executive Officer effective immediately. Mr. Nigro will serve in the role of Senior Advisor until his departure from Exelon on March 31, 2023.

Mr. Butler’s compensation will include an annual base salary of $975,000 and an annual incentive plan (AIP) target opportunity of 115% of base salary effective immediately. His long-term incentive target will be valued at $3,903,750 to be effective January 1, 2023, under Exelon’s Long-Term Incentive Plan. Mr. Butler’s 2022 AIP will be pro-rated to reflect his target and salary as then in effect for the portion of time spent in each respective role for the 2022 performance cycle. Long-term incentives (LTI) include performance share awards (representing 67% of total LTI value) and restricted stock units (representing 33% of total LTI value), with the payout of the performance share awards based on the achievement of pre-established performance targets for each performance cycle. Mr. Butler will remain eligible for benefits similar to those of other Exelon executives, including, without limitation, participation in Exelon’s health, welfare, retirement, relocation and severance plans.

Ms. Jones’s compensation will include an annual base salary of $650,000 and an annual AIP target opportunity of 90% of base salary effective immediately. Her long-term incentive target will be valued at $1,765,000 to be effective January 1, 2023, under Exelon’s Long-Term Incentive Plan. Ms. Jones’s 2022 AIP will be pro-rated to reflect her target and salary as then in effect for the portion of time spent in each respective role for the 2022 performance cycle. LTIs include performance share awards (representing 67% of total LTI value) and restricted stock units (representing 33% of total LTI value), with the payout of the performance share awards based on the achievement of pre-established performance targets for each performance cycle. Ms. Jones will remain eligible for benefits similar to those of other Exelon executives, including, without limitation, participation in Exelon’s health, welfare, retirement, relocation and severance plans.

Mr. Nigro will serve as Senior Advisor to the CEO from October 17, 2022, until his departure from Exelon on March 31, 2023, at which time he will separate and receive benefits pursuant to the previously disclosed terms of Section 4 (non-change in control) of Exelon’s Senior Management Severance Plan applicable to a termination of employment other than for “cause”.

No changes are being made to Mr. Crane’s compensation arrangements in connection with the management changes described herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
/s/ Carter Culver
Carter Culver
Senior Vice President and Deputy General Counsel

October 17, 2022